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                                                                   EXHIBIT 23.01



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 22, 1999, included in the Kennametal Thrift Plan's Form 11-K for the year ended December 31, 1998, our report dated July 20, 1999, included in Kennametal Inc.'s Form 10-K for the year ended June 30, 1999, and to all references to our Firm included in this registration statement.



                                                             ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania
September 27, 1999